Exhibit 10.29


                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement") is entered into as of the 21 day of August, 1999, by and among Watkins-Johnson Company, a California Corporation ("Seller"), and Lincoln Property Company Commercial, Inc., a Texas Corporation, and/or its assigns ("Buyer") and is as follows:

                          Terms and Conditions of Sale

         1. Sale. Seller agrees to sell and convey to Buyer "As Is" (as defined in paragraph 26 below), and Buyer agrees to purchase from Seller "As Is", for the purchase price set forth below, the land and buildings and other real property improvements thereon, and easements, entitlements, privileges, and other appurtenances thereto, located at 2525 North First Street, San Jose, Santa Clara County, California, A.P.N. 97-45-40, comprising approximately 14.19 acres, as set forth in Exhibit "A" attached hereto, with certain easements as set forth in the Preliminary Report as hereinafter defined (the "Property"), on all of the terms and conditions set forth in this Agreement. There is no personal property associated with this sale except as specifically set forth in this Agreement.

         2. Purchase Price and Terms of Payment. The Purchase Price for the Property shall be Seventeen Million Five Hundred Thousand and no/100 Dollars ($17,500,000.00) (the "Purchase Price").

                  2.1. Within one (1) business day after the date hereof, Buyer shall deposit with Escrow Holder (as defined below) a deposit of One Million and no/100 Dollars ($1,000,000.00) to be placed into an interest-bearing account, with interest for the benefit of Buyer's application to the Purchase Price ("Deposit").

                  2.2 On or before the Closing Date (as defined below), Buyer shall deposit with Escrow Holder the balance of the Purchase Price, as well as Buyer's share of closing costs.

         3. Escrow and Closing.

                  3.1. Opening of Escrow. Within one (1) business day after the date hereof the parties shall open escrow with Alliance Title Company, 701 Miller Street, San Jose, California 95110 (the "Escrow Holder"), escrow officer, Liz Zankich, by the deposit of a copy of this Agreement with the Escrow Holder. Seller and Buyer agree to prepare and execute such joint escrow instructions as may be necessary and appropriate to close the transaction in accordance with the terms of this Agreement, provided that neither party shall be obligated to execute escrow instructions that are inconsistent with the terms of this Agreement. Should said instructions fail to be executed as required, Escrow Holder shall be and hereby is directed to close escrow pursuant to the terms and conditions of this Agreement.

                  3.2. Close of Escrow. The closing of the escrow ("Close of Escrow"), which shall mean the date on which the deed transferring title is recorded (the "Closing Date"), and shall occur on or before September 15, 1999 (the "Final Closing Date").

                  3.3 Delivery of Seller's Documents. On or before the Closing Date, Seller shall deposit with Escrow Holder all of the following: (i) the Deed described in Paragraph 5.1.1 below; (ii) the Assignment of Permits described in Paragraph 5.1.3 below, if any; (iii) Seller's escrow instructions (or an original set of joint escrow instructions executed by Seller) sufficient to enable Escrow Holder to close the escrow in accordance with the terms of this Agreement; (iv) the FIRPTA affidavit and other documents described in Paragraph
5.3 hereof.

                  3.4. Delivery of Buyer's Documents and Funds. On or before the Closing Date, Buyer shall deposit with Escrow Holder all of the following: (i) balance of the purchase price as well as Buyer's share of closing costs; (ii) Buyer's escrow instructions sufficient to enable Escrow Holder to close the escrow in accordance with the terms of this Agreement; and (iii) any other documents, records, agreements, or funds called for hereunder that have not previously been delivered.

                  3.5. Prorations. Escrow holder shall prorate the following between the parties as of the Close of Escrow: real estate taxes and assessments. All prorations shall be based on a thirty (30) day month.

                  3.6. Utilities and Service Contracts. Seller shall cause all meters read and final bills rendered for all utilities and Service Contracts servicing the Property, including, without limitation, water, sewer, gas, electricity, and elevator and HVAC Service Contracts for the period to and including the day preceding the Close of Escrow, and Seller shall pay such bills and terminate such Service Contracts effective as of Close of Escrow. Buyer shall arrange for utility service and Service Contracts to the Property after the Closing Date.

                  3.7. Closing Costs. Each party shall pay its own attorney's fees associated with the negotiation of this Agreement. Recording and Escrow fees and the cost of the Title Policy (as hereinafter defined) shall be paid by Seller. The County transfer tax shall be paid by Seller and the City transfer tax shall be paid fifty percent (50%) each by Buyer and Seller. All other closing costs not specifically allocated hereafter to Buyer or Seller shall be divided and paid fifty percent (50%) each by Buyer and Seller.

         4. Title and Other Contingencies.

                  4.1. Title to be Conveyed. Seller shall convey a fee title interest in the Property, by grant deed to Buyer at Close of Escrow, subject only to the Approved Exceptions (as hereinafter defined).

                  4.2. Title Insurance and Survey. Buyer acknowledges the receipt of that certain Preliminary Title Report No. 99006567-004, issued by Alliance Title, dated July 15, 1999 (the "Title Report") and the survey prepared by Kier & Wright, dated July 16, 1999 (the "Survey") concerning the Property. Buyer hereby accepts the Title Report, except for items 12 and 14 of Schedule B thereof, and the Survey. All of the fourteen (14) exceptions to title set forth in the Title Report with the exception of items 12 and 14 of Schedule B thereof, shall be hereinafter collectively referred to as the "Approved Exceptions."

                  4.3. [Intentionally omitted]

                  4.4. Form of Title Policy. Upon the Close of Escrow, Title Company shall issue its ALTA Extended Coverage owner's policy of title insurance (the "Title Policy") in the face amount of the Purchase Price, insuring that fee title to the Property is vested in Buyer subject only to the Approved Exceptions. Seller shall pay that portion of the premium which would be payable for a CLTA Standard policy without extended coverage and Buyer shall pay the excess premium. Buyer shall also pay for the cost of any endorsements or further coverage in excess of the cost of the Title Policy, provided, however, that Seller shall pay the cost of any endorsements which Seller agrees to cause the Title Company to issue to cure title exceptions which are disapproved by Buyer. The unwillingness of Title Company to issue the Title Policy shall not constitute an event of default hereunder by Seller, except to the extent such unwillingness is solely caused by the breach of any Seller's obligations hereunder, but shall entitle the Buyer to terminate this Agreement pursuant to Paragraph 5.6 hereof, if the Title Company is unable to deliver the Title Policy except for any special endorsements that may be requested by Buyer. Seller hereby covenants and agrees that from and after the date of this Agreement, Seller shall not sell, assign, encumber, or create any right, title, or interest in the Property, or any part thereof, or permit to exist any lien, encumbrance, or charge thereon, not shown on the Preliminary Report, without the prior written consent of Buyer. Seller will give the necessary information, at no cost to Seller, for the issuance of an ALTA policy.

                  4.5. [Intentionally omitted]

                  4.6. Delivery of Certain Documents. Seller has delivered to Buyer true copies of the following documents: (i) Post-closure report to San Jose Fire Department Permit No. CR 361012595, prepared by C.H.A.S.E. dated July 1995 and a Phase II Investigation Report dated September 11, 1992 by Watkins-Johnson Environmental; (ii) copies of all maintenance agreements and/or service contracts in effect relating to the

Property (the "Service Contracts"); (iii) each permit issued by any governmental entity(ies) having jurisdiction over the Property (the "Permits"), if any, and in Seller's possession.

                  4.7. [Intentionally omitted]

         5. Buyer's Conditions to Close. For Buyer's sole benefit, Buyer's obligation to complete the purchase of the Property is subject to satisfaction of the following condition at or prior to the Closing Date, unless waived by Buyer in writing:

                  5.1. Delivery of Title Documents.

                           5.1.1.   Grant  Deed.  Seller  shall  have  executed,
acknowledged and delivered into Escrow for recording and subsequent delivery to Buyer, a grant deed ("Deed") to the Property in recordable form, conveying Seller's fee title to the Property to Buyer, subject only to the Approved Exceptions.

                           5.1.2.     [Intentionally omitted]

                           5.1.3.  Assignment  of  Permits.  Seller  shall  have
executed, acknowledged and delivered into Escrow for delivery to Buyer, an assignment of all of Seller's right, title, and interest, in and to each of the Permits, if any and/or if assignable and Seller's intangible rights to the Property, if any exist (the "Assignment of Permits").

                           5.1.4. [Intentionally omitted]

                  5.2.   Title  Policy.   Title  Company  shall  be  irrevocably
committed to issue the Title Policy.

                  5.3. FIRPTA Affidavit. Seller shall have executed and delivered to Escrow Holder an affidavit satisfying the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "FIRPTA Affidavit"), as well as the appropriate California documents contemplated under California Revenue and Tax Code Sections 18805 and 26131.

                  5.4. Seller's Performance. Seller shall have performed all of the other material terms and conditions to be performed by Seller prior to the Close of Escrow under the terms of this Agreement, including but not limited to that Seller's representations and warranties in Paragraph 8 and elsewhere in this Agreement, if any, are true and correct as of the Close of Escrow.

                  5.5. Condition of Property. Except as otherwise provided in Paragraph 10, the physical condition of the Property shall be substantially the same on the day of Closing as at the date of execution of this Agreement, unless caused by Buyer or its agents.

                  5.6. Termination of Escrow. If any condition described in this Paragraph 5 is not timely satisfied (or waived by Buyer in writing) on or prior to the Close of Escrow, then (i) the Escrow shall terminate immediately upon receipt by Escrow Holder of notification from Buyer of the failure of such condition, and Buyer and Seller shall share equally any applicable escrow cancellation fees, (ii) Escrow Holder shall return all instruments and documents deposited into the Escrow to the parties depositing the same, (iii) Escrow Holder shall return to Buyer any funds in Escrow Holder's possession deposited by Buyer including the Deposit to the extent delivered to Escrow by Buyer, and interest collected thereon, less only Buyer's share of applicable escrow cancellation fees, if any, and (iv) neither party shall have any further rights or obligations under this Agreement, except to the extent that the failure of a condition also constitutes a default by Seller with respect to any of Seller's covenants or obligations under this Agreement and in that case, Buyer shall have the rights and remedies set forth in Paragraph 12.

         6. Seller's Conditions to Close. For Seller's sole benefit, Seller's obligation to complete the sale of the Property is subject to satisfaction of the following conditions at or prior to the Closing Date, unless waived by Seller in writing:

                  6.1. Delivery of Documents. Buyer shall have timely performed its obligations under Paragraph 3.4 hereof.

                  6.2. Receipt of Purchase Price. Title Company, and/or Seller, shall have received the Purchase Price for the Property.

                  6.3. Buyer's Performance. Buyer shall have performed all of the other material terms and conditions to be performed by Buyer prior to the Close of Escrow under the terms of this Agreement, including but not limited to that Buyer's representations and warranties in Paragraph 7 are true and correct as of the Close of Escrow.

                  6.4. Termination of Escrow. If any condition described in this Paragraph 6 is not timely satisfied (or waived by Seller in writing) on or prior to Closing Date and the Paragraph 5 conditions have been satisfied, (i) the Escrow shall terminate immediately upon receipt by Escrow Holder of notification from Seller of the failure of such condition, (ii) Escrow Holder shall return all instruments and documents deposited into the Escrow to the parties depositing the same, (iii) neither party shall have any further rights or obligations to the other under this Agreement, except to the extent that a failure of a condition also constitutes a default by Buyer with respect to any of Buyer's covenants or obligations under this Agreement, and (iv) the provisions of Paragraph 13 apply.

         7. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller, effective both as of the date of this Agreement and as of Close of Escrow:

                  7.1. Buyer's Due Organization and Authorization. Buyer and those individuals and entities signing this Agreement on behalf of Buyer, respectively have the right, power, and authority to make and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement does not violate any contract, agreement, or commitment to which any party comprising Buyer is a party or by which any party comprising Buyer is bound.

                  7.2. Inspection and Feasibility. Buyer represents, warrants and acknowledges that prior to the date of execution of this Agreement, Buyer conducted all inspections and investigations with respect to the Property that Buyer deemed necessary and that Buyer waives, denies, and disclaims any inspection or feasibility contingency with respect to the Property.

                  7.3. Seller to Deliver Documents. Except for the documents set forth in Paragraph 3.3, Buyer represents, warrants and acknowledges that Seller has delivered all documents required by Buyer pertaining to the Property.

                  7.4. Zoning. Buyer represents, warrants and acknowledges that it accepts the zoning and the status of all permits regulatory requirements of the Property.

                  7.5. Buyer's Knowledge. If Buyer has knowledge of the incorrectness of any representation or warranty made by Seller in the Agreement prior to Close of Escrow and fails to so notify Seller prior to the Closing Date, then such representation or warranty shall be deemed to be stricken from this Agreement ab initio and shall be of no further force or effect. Seller shall have the right to qualify such representations and warranties with any information it receives concerning such representations and warranties after the date of this Agreement by written notice to Buyer. Seller shall not take or knowingly permit any action after the date of this Agreement which would cause any representation or warranty made by Seller in the Agreement to be untrue or inaccurate, and Seller's taking of or knowingly permitting any such action shall be a breach of this Agreement by Seller. If Seller qualifies a representation such that it materially affects the value of the Property, Buyer's sole remedy is to terminate this Agreement pursuant to Paragraph 5.6.

         8. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer, effective both as of the date of this Agreement and as of Close of Escrow:

                  8.1. Seller's Due Organization and Authorization. Seller and those individuals and entities signing this Agreement on behalf of Seller, respectively have the right, power, and authority to make and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement does not violate any contract, agreement, judicial order, or commitment to which any party comprising Seller is a party or by which any party comprising Seller is bound.

                  8.2. No Litigation or Proceeding. Seller represents and warrants that there is, to its knowledge, no litigation or governmental or agency investigation or governmental or agency proceeding including condemnation pending, nor, to the knowledge of Seller, threatened against Seller or the Property which would impair or adversely affect the property or Seller's ability to perform its obligations under this Agreement.

                  8.3. Documents. All documents delivered to Buyer by Seller pursuant to this Agreement are or will be to Seller's knowledge true and correct copies of originals, to the extent not the originals thereof, and any and all information supplied to Buyer by Seller in accordance with this Agreement and all statements or representations made by Seller herein are and will be to Seller's reasonable knowledge true, complete, and accurate in all material respects except as specifically qualified otherwise in this Agreement.

                  8.4. Tax Withholding. Seller is not subject to tax withholding in connection with this transaction under the Internal Revenue Code or other federal or state law. Seller agrees to furnish to Buyer at least ten (10) days prior to the Close of Escrow appropriate exemption certificates under the Internal Revenue Code and the California Revenue and Taxation Code.

                  8.5. Bankruptcy or Insolvency. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension, or compromise to its creditors generally.

                  8.6. No Leases, etc. There are no leases of the Property, no management or leasing agreements, and to Seller's knowledge no other contracts or permits that affect the Property other than those provided pursuant to Paragraph 4.6 of this Agreement.

                  8.7. Hazardous Materials. To Seller's knowledge and except as disclosed by Seller to Buyer in writing, there are no Hazardous Materials (as defined in Paragraph 26 below) located on or under the Property.

                  8.8. Seller's Knowledge. The term "Seller's knowledge" or similar phrases, as used in this Agreement, shall refer to the actual, present knowledge of Scott Buchanan, V.P. and CFO and Keith Kennedy, CEO for Seller, as of the date of this Agreement and as of Close of Escrow without any duty of investigation or inquiry of any kind or nature whatsoever. There are no individual employees of Seller that to Seller's reasonable knowledge are more knowledgeable about the Property than the above listed individual.

                  8.9. Violation of Law: Notices: To Seller's knowledge, no part of the Property is in violation of any governmental order, regulation, statute, ordinance, rule or restriction dealing with the use, operation, safety or maintenance thereof, and Seller has received no notices from any governmental authority or insurance carriers requiring repairs or alterations to the Property.

         9. Indemnity. Each party hereby agrees to indemnify, defend, and hold the other party harmless from and against any and all claims, demands, liabilities, costs, expenses, damages, and loss (including, without limitation, attorneys' fees and costs) resulting from any misrepresentation or breach of warranty made by such party in this Agreement. This indemnity shall continue in effect and survive Close of Escrow, the waiver of any conditions to Closing set forth herein, and the conveyance and delivery of title, or, if title is not transferred pursuant to this Agreement, beyond any termination of this Agreement, except as otherwise provided in Paragraph 12 below.

         10. Risk of Loss. The parties agree in the event that, prior to Closing, any improvements located on the Property, or any part thereof, are destroyed or materially damaged, the transaction shall go forward without any adjustment to the Purchase Price, but Buyer shall be entitled to any available insurance proceeds resulting from such damage or destruction to be paid to Buyer by Seller at the Close of Escrow (if received by Seller prior to Close of Escrow), or after the Close of Escrow by Seller or the insurer ("Insurance Proceeds") and a credit for Seller's insurance deductible. Seller agrees to maintain its property damage insurance on the Property up through the Closing Date.

         11. Possession. Seller shall deliver possession of the Property to Buyer, free and clear of any tenancies or contracts or rights of third parties not previously approved in writing by Buyer as a part of this Agreement as well as cleared of all vehicles and personal property upon Close of Escrow.

         12. Default. In the event that the sale of the Property fails to close as a result of a default of Seller, Buyer may, as its sole and exclusive remedy, elect to either: (a) enforce the terms of this Agreement by action for specific performance, but with no reduction in the Purchase Price; provided, however, that no action for specific performance shall compel Seller to commence litigation or cure or deal with any matters outside of its reasonable control or expend funds as to such matters; or (b) terminate this Agreement, in which event the Deposit shall be returned to Buyer, and the parties shall be released from all further obligations and liability under this Agreement except as otherwise specifically provided in this Agreement and Buyer's right to seek reimbursement of its due diligence costs not to exceed One Hundred Thousand and no/100 Dollars ($100,000.00). Under no circumstances of any nature whatsoever shall Buyer have any right to collect damages, whether actual, punitive, consequential or otherwise, from Seller under this Agreement except actual damages for breach of representations or warranties under this Agreement discovered after the Close of Escrow or covenants expressly intended to survive Close of Escrow. In the event that the sale of the Property fails to close on or before the Closing Date for any reason other than default on the part of Seller, or a failure of a Buyer condition set forth in

Paragraph 5, Seller shall retain the Deposit and all interest earned thereon as liquidated damages, it being understood that Seller's actual damages in such event are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages.

         13. Liquidated Damages. BY PLACING THEIR INITIALS IMMEDIATELY BELOW, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE EVENT ESCROW FAILS TO CLOSE ON ACCOUNT OF A DEFAULT BY BUYER, THAT THE SUM OF BUYER'S DEPOSIT IS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IN THE EVENT OF BUYER'S DEFAULT, AND THAT IN THE EVENT BUYER FAILS TO TIMELY PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT BECAUSE OF A DEFAULT BY BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY, AND SELLER SHALL BE ENTITLED TO RETAIN BUYER'S DEPOSIT AND ALL INTEREST EARNED THEREON AS LIQUIDATED DAMAGES.

                   SELLER'S INITIALS ___ BUYER'S INITIALS ___

         14. No Commissions. Except as to Mark T. Ziemendorf and James Beeger of Cornish & Carey Commercial, Santa Clara, California ("Broker"), representing Seller, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein. Seller shall be responsible for any commission to Broker. In the event that any broker or finder other than Broker asserts a claim for a commission or a finder's fee based upon any contract, dealings, or communication, the party through whom the broker or finder makes his claim for a commission or fee shall be responsible for said commission or fee and shall indemnify and hold harmless as to all claims, liabilities, costs, and expenses (including without limitation as to attorneys' fees and court costs) suffered or incurred by the other party in defending against same.

         15. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         16. Attorneys' Fees. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees.

         17. Time. Time is of the essence of this Agreement as to each and every provision hereof.

         18. Notices. All notices or other communications to be given hereunder shall be in writing and shall be deemed received when personally delivered by commercial courier, including an overnight courier such as Federal Express, or upon confirmation of receipt when given by telecopy or facsimile to the addressee and facsimile number(s) set forth below or otherwise, or three (3) business days after deposit in the United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Seller:                       Copy to:

         Watkins-Johnson Company             Garth E. Pickett, Esq.
         Stanford Research Park              Hopkins & Carley
         3333 Hillview Avenue                2 West Santa Clara Street, 6th Flr.
         Palo Alto, California 94304-1223    San Jose, California 95113-1824
         Attn:  Scott Buchanan               Tele: (408) 286-9800
         Tele: (650) 813-2742                Fax:  (408) 998-4790
         Fax:  (650) 813-2545

         If to Buyer:                        Copy to:

         Lincoln Property Company            William D. Powell, Esq.
         Commercial Inc.                     Powell, Sweet & Coleman
         1750 Montgomery Street              8080 North Central Expressway
         San Francisco, CA 94111             Suite 1380
         Attention:  John S. Herr            Dallas, TX 75206
         Tele: (415) 788-3000                Tele: (214) 373-8781
         Fax:  (415) 954-8586                Fax:  (214) 373-8768

                                             Lincoln Property Company
                                             500 North Akard
                                             Suite 3300
                                             Dallas, TX 75201
                                             Attention:  Gregory Courtwright
                                             Tele: (214) 740-3300
                                             FAX:  (214) 740-3460

         Any party may change its address for the purpose of this paragraph by giving written notice of such change to the other party in the manner herein provided.

         19. Entire Agreement. This Agreement expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever,

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either express or implied,  except as set forth herein. Any future  modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         21. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of a like nature or otherwise.

         22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts together shall constitute only one agreement.

         23. Headings. The paragraph and subparagraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

         24. Survival. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the Closing, shall be deemed material and shall survive the execution and delivery of this Agreement, the Closing, the delivery of the Grant Deed and the transfer of title, or, if title is not transferred pursuant to this Agreement, beyond any termination of this Agreement.

         25. Further Assurances. Each party hereto agrees to execute such other documents or instruments as are necessary or appropriate to effectuate this Agreement and consummate the transaction provided herein promptly upon request therefor.

         26. "As Is" Clause. EXCEPT AS TO THOSE SPECIFIC REPRESENTATIONS AND WARRANTIES BY SELLER IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy, and physical condition of the Property, including, but not limited to, the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (ii) the existence, quality, nature, adequacy, and physical condition of utilities serving the Property, (iii) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (iv) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property,
(v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vi) the presence or removal of Hazardous Materials under or about the Property or the adjoining or neighboring property; and (vii) the condition of title to the Property. The term "Hazardous Materials" shall mean any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 25501 of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls
(PCBs), and (H) freon and other chlorofluorocarbons. Buyer further represents and warrants that it has performed to the extent it deems appropriate investigations and inspections of the Property, and has satisfied itself to the extent it deems appropriate as to the condition of the Property and its suitability for the purposes intended by Buyer. "As Is" shall include but not be limited to, except as to any representation or warranty set forth in the Agreement, the Property's present state and condition, including, without
limitation,   as  to  toxic  or  hazardous  materials,  and  that  any  and  all improvements and utilities required within the perimeter of the Property ("On-site") and any and all improvements, utilities, and utility extensions outside the perimeter of the Property ("Off-site") required to serve the Property, and all costs and expenses thereof, shall be the sole responsibility of Buyer. In purchasing the Property, Buyer is relying solely upon its own inspection and investigation of the Property, including, without limitation, as to toxic or hazardous materials contamination, and except as expressly provided in or pursuant to this Agreement, not upon any representation, warranty, statement, study, report, description, guideline, or other information or material made or furnished by Seller or any of its officers, employees, agents, brokers, attorneys, or representatives, whether written or oral, express or implied, of any nature whatsoever.

         27. Condition of Property. Buyer acknowledges and understands that Seller's Broker has disclosed that the Property may be situated within (i) an Earthquake Fault Zone as so designated under the Alquist-Priolo Earthquake Fault Zoning Act, Section 2621 et. seq. of the California Public Resources Code; and/or (ii) a Seismic Hazards Zone as so designated under the Seismic Hazards Mapping Act, Section 2690 et. seq. of the California Public Resources Code (collectively herein referred to as the "Seismic Disclosure Acts"); and (iii) a 100 year flood zone or potentially other special flood hazard area. Buyer acknowledged that it has had delivered by Seller's agents the Commercial Property Owner's Guide to Earthquake Safety, published by the State of California Seismic Safety Commission. Buyer hereby waives any seismic or flood zone disclosure requirements imposed on Seller by California law.

         28. Limited Liability. Buyer and Seller, on behalf of their respective partners, directors, officers, representatives, successors, and assigns, hereby agrees that in no event or circumstance shall any of the partners, members, directors, officers, representatives or employees of the other party and/or any related or affiliated entities thereof, have any personal liability under or in connection with this Agreement, to the other party or its creditors in connection with Buyer's purchase of the Property, or this Agreement.

         29. Confidentiality. Prior to Closing, each party agrees to keep the terms of this Agreement confidential except that Buyer may disclose the terms hereof to its consultants and advisors and further as required to be disclosed in connection with its inspection and development approvals or by applicable laws and to its investors and lender and prospective tenants.

         30. Exclusive Period. Seller agrees not to negotiate with any other party as a back up offer to the purchase and sale of the Property so long as Buyer is proceeding with and not in breach of the terms of this Agreement, except that if unsolicited requests for information occur, Seller may provide an offering package and if an offer is submitted, Seller will respond to the offer that the offer, if acceptable, will be considered as a backup offer to this Agreement.

         31. Road Dedication. The Property has a portion of a road known as Component Drive which will eventually be dedicated to the City of San Jose. Buyer agrees as the owner of the Property to honor this obligation agreed to by Seller to dedicate to the City of San Jose that portion of Component Drive as set forth in Exhibit B attached hereto.

         32. Approval. Upon Buyer's execution of this Agreement, Seller shall have two (2) business days in which to approve this Agreement. Failure to timely delivery of an executed agreement by Seller to Buyer shall be deemed rejected and Buyer's offer will be deemed withdrawn as of the rejection by Seller if no election by Buyer within two (2) business days thereafter.

         33. Business Days. If the final day of any period or any date of performance under this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of California or the United States, then the final day of the period or the date of performance shall be extended to the second consecutive day which is not a Saturday, Sunday or legal holiday.

         Executed as of the date first set forth above.


SELLER                                       BUYER

WATKINS-JOHNSON COMPANY,                     LINCOLN PROPERTY
  a California Corporation                   COMPANY COMMERCIAL, INC.,
                                               a Texas Corporation

/s/ Scott G. Buchanan                        /s/ John S. Herr
-----------------------------------          -----------------------------------

By:    Scott B. Buchanan                     By:  John S. Herr
Its:   Vice President and                    Its: Executive Vice President
       Chief Financial Officer


By:    /s/ W. Keith Kennedy                  By:    /s/ John S. Herr
       ----------------------------                 ----------------------------
Its:   President and CEO                     Its:   Executive Vice President